Exhibit 107 Calculation of Filing Fee Tables S-8 (Form Type) Oportun Financial Corporation (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered Securities Security Type Security Class Title Fee Calculation Rule Amount Registered (1) Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Equity Common Stock, par value $0.001 per share, reserved for future issuance under the 2019 Equity Incentive Plan 457(c) and 457(h) 1,600,219 (2) $16.76 (3) $26,819,670.44 $92.70 per $1,000,000 $2,468.18 Equity Common Stock, par value $0.001 per share, reserved for future issuance under the 2019 Employee Stock Purchase Plan 457(c) and 457(h) 320,043 (2) $14.25 (4) $4,560,612.75 $92.70 per $1,000,000 $422.77 Total Offering Amounts 1,920,262 (2) $31,380,283.19 $2,908.95 Total Fees Previously Paid - Net Fee Due $2,908.95 (1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of Oportun Financial Corporation (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock. (2) Represents additional shares of Registrant’s Common Stock reserved for future issuance under the Registrant’s 2019 Equity Incentive Plan (the “2019 EIP”) and the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of the automatic increase provisions of the 2019 EIP and 2019 ESPP. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $16.76 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 22, 2022. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $14.25 per share, which is 85% of the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 22, 2022.